Exhibit 4.2

NUMBER	SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP G5260A 104

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

Keyarch Acquisition Corporation
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CLASS A ORDINARY SHARES

This Certifies that ___________________________is the owner of _______________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE, OF Keyarch Acquisition Corporation (THE “COMPANY”) subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated             , 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated: _____________

Chief Executive Officer	Chief Financial Officer

Keyarch Acquisition Corporation

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of Class A ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

			UNIF GIFT MIN ACT	— Custodian
TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sells, assigns, and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF
ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP
CODE, OF ASSIGNEE(S))

Class A ordinary shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated: __________

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only upon the earliest to occur of: (1) the completion of the Company's initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described in the Company's final prospectus, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company's amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company's obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 18 months from the closing of its initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, (3) the redemption of the Company's public shares if it is unable to complete its initial business combination within 18 months from the closing of its initial public offering, subject to applicable law and as further described in the Company's final prospectus or (4) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination, in each case, as more fully described in the Company’s final prospectus dated                , 2022. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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